FOR IMMEDIATE RELEASE

NIVS IntelliMedia Technology Group, Inc. Receives Continuance of Amex Delisting Hearing Date

HUIZHOU, China, June 2, 2011 /PRNewswire-Asia-FirstCall/ -- NIVS IntelliMedia Technology Group, Inc. (the "Company") (NYSE Amex: NIV), a comprehensive consumer electronics company that designs, manufactures, and sells intelligent audio and visual products and mobile phones, today announced that: on May 31, 2011, the Company received a notification from the NYSE Amex LLC (the “Exchange”) advising the Company of the continuance of the Company’s delisting hearing date to June 15, 2011.

On April 5, May 16, and May 17, 2011, the Company received notification from the Exchange of its intention to strike the common stock of the Company by filing a delisting application with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Section 1009(a) of the NYSE Amex LLC Company Guide, based on a determination by the staff of NYSE Regulation, Inc. (the “Staff”) that it is necessary and appropriate for the protection of investors to initiate immediate delisting proceedings.  For details regarding such notification, see the Company’s current reports on Form 8-K filed with the SEC on April 11, 2011 and on May 19, 2011. The Company appealed the Staff’s determination and was granted a hearing before a Listing Qualifications Panel, scheduled for June 2, 2011.

On  May 27, 2011, the Company requested a short continuance of the June 2, 2011 hearing, which request was granted by the Exchange on May 31, 2011.  The Company’s hearing before a Listing Qualifications Panel is now scheduled for June 15, 2011.  There can be no assurance that the Company’s request for continued listing will be granted.

About NIVS IntelliMedia Technology Group, Inc.

NIVS IntelliMedia Technology Group, Inc., (NYSE Amex: NIV) is an integrated consumer electronics company that designs, manufactures, markets, and sells intelligent audio and video products and mobile phones in China, Greater Asia, Europe, and North America. The NIVS brand has received "Most Popular Brand" distinction in China's acoustic industry for three consecutive years, among numerous other awards. NIVS has developed leading Chinese speech interactive technology, which forms a foundation for the Company's intelligent audio and visual systems, including digital audio, LCD televisions, digital video broadcasting set-top boxes, peripherals, and more.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the conduct, timing and outcome of the Company’s appeal of the delisting determination to the NYSE Amex Listing Qualifications Panel and of the investigation of the Special Committee of the Company’s Board of Directors into the allegations made by the Company’s former auditors; the Company’s ability to engage a new auditor and the timing of such engagement; the Company's business and operations; business strategy, plans, and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

For more information, please contact:

NIVS IntelliMedia
Jason Wong
Vice President, Investor Relations
Mobile: +86 138 2991 6919 in China
Email: jason@nivsgroup.com

Source: NIVS IntelliMedia Technology Group, Inc.
www.nivsgroup.com/English